UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2025

MORNINGSTAR, INC.
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)
	22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)
(312) 696-6000 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report) __________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2025, the Board of Directors of Morningstar, Inc. (the "Company" or "Morningstar") adopted the Morningstar, Inc. Executive Severance Policy (the “Severance Policy”), effective immediately, and designated each of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Revenue Officer, and certain other members of the Company’s executive leadership team (collectively, the “Participants”) as participants in the Policy, subject to each Participant’s execution of a participation agreement containing certain restrictive covenants in favor of the Company.

Subject to each Participant’s execution of a general release of claims in favor of the Company, the Severance Policy provides Participants with the following severance benefits in the event that the employment of a Participant is terminated by the Company or its affiliates other than for cause, death, or disability (as such terms are defined in the Severance Policy):

•a multiple (two (2) for the Chief Executive Officer and one (1) for all other Participants) of the Participant’s base salary and annual target bonus, payable in substantially equal installments during a specified severance period (twenty-four (24) months for the Chief Executive Officer and twelve (12) months for all other Participants);

•an amount equal to the Participant’s annual bonus for the fiscal year in which the termination occurred, prorated based on the number of days that the Participant was an employee and payable in lump sum and subject to the Participant having been employed by the Company or one of its affiliates for at least three (3) months during the fiscal year of termination; and

•payment of the employer portion of Participant’s monthly premiums under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”), for the duration of the specified severance period.

In the event that the employment of a Participant is terminated by the Company or its affiliates other than for cause, death, or disability or in the event that a Participant terminates his or her employment with the Company or its affiliates for good reason (as defined within the Severance Policy), in each case within the twenty-four (24) month period following a change in control (as such term is defined within the Policy, a “CIC”), then the Participant will receive, in lieu of any severance benefits under any other arrangement with the Participant (including the benefits described above), the following severance benefits:

•an amount equal to the Participant’s base salary and annual target bonus, multiplied by the CIC severance multiple (2.5 for the Chief Executive Officer and 1.5 for all other Participants) and payable in a lump sum;

•an amount equal to the Participant’s annual target bonus for the fiscal year in which the termination occurred, prorated based on the number of days that the Participant was an employee and payable in lump sum; and

•a one-time lump-sum cash payment equal to the cost of the Participant’s monthly COBRA premiums, multiplied by the number of months in a specified CIC severance period (thirty (30) months for the Chief Executive Officer and eighteen (18) months for all other Participants).

Item 5.07.    Submission of Matters to a Vote of Security Holders

On May 9, 2025, the Company held its Annual Shareholders’ Meeting, for the purpose of electing directors, providing an advisory vote on Morningstar’s executive compensation, and ratifying the appointment of KPMG LLP ("KPMG") as Morningstar’s independent registered public accounting firm for 2025.

Each of the nominees for director, as listed in the proxy statement, was elected with the number of votes set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Joe Mansueto	37,686,395	351,383	14,646	1,385,885
Kunal Kapoor	37,836,064	201,546	14,814	1,385,885
Robin Diamonte	37,437,472	567,384	47,568	1,385,885
Cheryl Francis	36,202,671	1,816,404	33,349	1,385,885
Steve Joynt	37,486,178	550,723	15,523	1,385,885
Steve Kaplan	36,060,614	1,959,198	32,612	1,385,885
Gail Landis	37,165,363	840,524	46,537	1,385,885
Bill Lyons	35,439,407	2,597,678	15,339	1,385,885
Doniel Sutton	37,568,715	415,390	68,319	1,385,885
Caroline Tsay	37,410,173	597,347	44,904	1,385,885

Morningstar's executive compensation was approved, on an advisory basis, with the voting as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,475,380	547,563	29,481	1,385,885

The appointment of KPMG as Morningstar's independent registered public accounting firm for 2025 was ratified with the voting as follows:

Votes For	Votes Against	Abstentions
39,245,136	184,581	8,592

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.
Date: May 14, 2025	By:/s/ Robyn Koyner
Name: Robyn Koyner
Title: Corporate Secretary
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